SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 18, 2000



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                     1-9494               13-3228013
(State or other jurisdiction        (Commission         (I.R.S. Employer
     of incorporation)               File Number)        Identification Number)


727 Fifth Avenue, New York, New York                           10022
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (212) 755-8000

Item 5.  Other Events.

         On April 18, 2000, Registrant issued the following press release announcing its first quarter to-date sales are strong and earnings are projected to exceed security analysts'expectations:


NEW YORK, April 18, 2000 - Tiffany & Co. (NYSE-TIF) reported that its sales trends in the first quarter to-date are higher than security analysts' expectations, due to strong comparable store sales growth in the U.S. as well as continued growth in most international markets. Due to this sales growth, as well as improved margins, the Company now expects that first quarter sales will increase at least 25% over the prior year and expects that earnings per share will be at least 37 cents per diluted share, or 68% higher than 22 cents per diluted share in 1999's first quarter. Security analysts' earnings estimates range from 27-31 cents per diluted share.

Results for the first  quarter,  which ends on April 30, will be reported on May
16. The prior year's earnings per share is adjusted for a two-for-one stock split in July 1999.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on the Company's Web site at www.tiffany.com and on its shareholder information line (800) TIF-0110.

This press release contains certain "forward-looking" statements concerning sales and margins. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 1999 Annual Report and in Form 10-K and 10-Q Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          TIFFANY & CO.


                    BY:   /s/ Patrick B. Dorsey
                          ----------------------------------------

                          Patrick B. Dorsey
                          Senior Vice President-General Counsel,
                          and Secretary
Date: April 18, 2000